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                                                                   EXHIBIT 10.94

               COMPUWARE FY200X EXECUTIVE INCENTIVE PLAN-CORPORATE

                                           PARTICIPANT NAME:
                                           TIER: TIER 1
                                           EMPLOYEE NUMBER:
                                           ANNUAL BASE SALARY:
                                           PLAN EFFECTIVE DATE: APRIL 1, 200X

PURPOSE
The purpose of the Executive Incentive Plan (the "Plan") is to motivate Participants to achieve the annual business plan while positioning the Company for long term results, and to provide an opportunity to share in the Company's success. The Plan is composed of two parts: an Annual Incentive and a Long Term Incentive. The Long Term Incentive includes both a Performance Cash Award and a Non Qualified Stock Option Plan.

ADMINISTRATION
This Plan is administered by the Compensation Committee of the Board of Directors ("Committee"). The decision to make payouts under this Plan is at the Committee's discretion, subject to Board approval.

PARTICIPANT ELIGIBILITY
This Plan, effective April 1, 200X, through March 31, 200X, supersedes all prior company incentive plans or arrangements. Participation is limited to pre-identified members of management or other key employees. Senior management must evaluate Participant's work performance and the overall performance of the organization as satisfactory for the Participant to be eligible for incentive payments under this Plan.

Participants who become eligible for the Plan after April 1, 200X, will have any earned awards prorated from the beginning of the month following eligibility for the Plan based on the salary in effect at the time of eligibility. Stock option eligibility will become effective at the start of the next fiscal year.

Participants who transfer out of the Plan to another Compuware position after April 1, 200X, will be eligible to earn a prorated award based on the number of full months of participation.

I.   ANNUAL INCENTIVE
     The Participant is eligible for an Annual Incentive award equal to XX% of base salary (as of April 1, 200X) at target or $XXX,000. The Annual Incentive award is based on the level of actual performance compared to the performance targets. The Annual Incentive award will be calculated and paid in cash as detailed in the Performance Award section.

II.  LONG TERM INCENTIVE
     A.  LONG TERM PERFORMANCE CASH AWARD
     The Participant is also eligible for a Long Term Performance Cash Award equal to XX% of base salary (as of April 1, 200X) or $XXX,000 at target. The Long Term Performance Cash Award is based upon performance consistent with the performance measurements used to calculate the Annual Incentive award. The Long Term Performance Cash Award will be calculated as detailed in the Performance Award section.

     However, no portion of this award is earned or payable until the end of the second year following the year the performance is measured and achieved (called the "Base Year"), and is subject to forfeiture if the Participant is not employed at the time the award is payable (see Termination of Employment section).


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Corporate Executive Plan FYO5
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               COMPUWARE FY200X EXECUTIVE INCENTIVE PLAN-CORPORATE


     B.  NON-QUALIFIED STOCK OPTIONS (NQSOS)
     At the beginning of the Plan year, each Participant will also receive a number of Non-Qualified Stock Options (NQSOs) in an amount equal to XX% of his/her base salary (as of April 1, 200X) divided by 10. The actual number of stock options granted to you is XX,XXX and may be adjusted as a result of future stock splits that may occur. The ultimate value of the stock options will depend upon the performance of the company stock over the option term as well as when the options are exercised.

     The FYXX option grant will be at the strike price of $X.XX as determined by the average of the high and low price of Compuware stock on March 31, 200X. The specific terms and conditions of the stock option grant will be set forth in a Stock Option Plan and a Stock Option Agreement that you will receive separately.

PERFORMANCE AWARD
This section outlines information on the Participant's Performance Award Categories and Weightings, Payout Schedule and Performance Targets.

PERFORMANCE AWARD CATEGORIES AND WEIGHTINGS- The Participant is eligible for specified awards under this Plan according to the following performance weighted categories and payout schedule.

------------------------------- ------------------------- -- -------------------------

       PERFORMANCE AWARD                  EPS                    COMPANY REVENUE
          CATEGORIES                                                WORLDWIDE
------------------------------- ------------------------- -- -------------------------
          WEIGHTINGS                      XX%                          XX%

------------------------------- ------------------------- -- -------------------------
  ANNUAL INCENTIVE AWARD AT
       100% ATTAINMENT                  $XXX,000                     $XXX,000

------------------------------- ------------------------- -- -------------------------
  LONG TERM PERFORMANCE CASH
   AWARD AT 100% ATTAINMENT             $XX,000                      $XX,000
------------------------------- ------------------------- -- -------------------------

PAYOUT SCHEDULE- The Annual Incentive Award payment based on EPS and Company Revenue Worldwide will be made as soon as administratively practical following the close of the fiscal year.

The Long Term Performance Cash Award payment will be made as soon as administratively practical following the close of the second fiscal year following the Base Year.

PERFORMANCE TARGETS - The following schedule presents the targets for each performance category. Each performance category is independent of the other(s). Award amounts will be pro-rated between performance levels:

-----------------------------------------------------------------------------------

                           % OF AWARD                                % OF AWARD
           EPS               ACHIEVED     COMPANY REVENUE WORLDWIDE   ACHIEVED
-----------------------------------------------------------------------------------
                               50%                                       50%
-----------------------------------------------------------------------------------
                               100%                                     100%
-----------------------------------------------------------------------------------
                               150%                                     150%
-----------------------------------------------------------------------------------

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Corporate Executive Plan FYO5
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              COMPUWARE FY200X EXECUTIVE INCENTIVE PLAN-CORPORATE



TERMINATION OF EMPLOYMENT
In the event that Compuware or the Participant voluntarily or involuntarily terminates the employment of the Participant prior to the payment of the Annual Incentive award or, under the Long Term Performance Cash Award prior to the end of the Base Year, the Participant will not receive any portion of the Annual Incentive award or the Long Term Performance Cash Award.

If, under the Long Term Performance Cash Award, the Participant terminates employment before payout of the award but after the end of the Base Year, no portion of the Long Term Performance Cash Award will be paid unless the termination is due to retirement, death, total disability, or reduction in force. The Senior Vice-President of Human Resources will have the responsibility to interpret this provision for determining eligibility for payout.

Entitlement to or vesting of option grants, if any, in connection with termination of employment will be governed by the applicable Stock Option Plan and Stock Option Agreement.

EXTRAORDINARY ITEMS
The Committee has the discretion to include or exclude any extraordinary items (i.e. acquisitions, divestitures, significant changes in accounting, etc.) in the calculation of the Company's performance as it applies to the Performance Award.

GENERAL
If any dispute arises concerning payments to the Participant under the terms of this Plan, the Participant agrees not to initiate legal action until he or she has first presented such concerns directly to the Committee in writing, and until the Committee has a reasonable time in which to review and address those concerns. No legal action arising out of this Plan may be brought by either party more than one year after the cause of action has occurred. This Plan shall be construed, interpreted, and governed by the laws of State of Michigan. In the event of legal action, the prevailing party shall be entitled to receive from the opposing party the costs incurred in such legal action, including but not limited to reasonable attorney's fees.

CHANGES TO PLAN & LIMITED RIGHTS
Compuware reserves the right to change or discontinue this Plan for any reason at any time without prior notice. Nothing set forth in this Plan is intended to confer upon the Participant any legal right to continued employment.

ACCEPTED:


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Corporate Executive Plan FYO5